Exhibit 5.1


                             VERRILL & DANA. LLP
                             One Portland Square
                         Portland, Maine 04112-0586
                       207-774-4000 * Fax 207-774-7499


                              November 12, 1998


North East Insurance Company
482 Payne Road
Scarborough, ME 04074

      Re: North East Insurance Company - Registration Statement Form SB-2 Registration No. 333-62881
           ---------------------------------------------------------------

Ladies and Gentlemen:

      We are familiar with the proceedings taken and proposed to be taken by North East Insurance Company, a Maine corporation (hereinafter called the "Company"), with respect to the offer and sale by the Company to its existing shareholders of an aggregate of up to 3,049,089 shares of Common Stock, par value $1.00 per share, of the Company (hereinafter called the "Shares"), as described in the Registration Statement on Form S-B2 (Registration No. 333-62881)(the "Offering").

      We have examined the Articles of Incorporation and the Bylaws of the Company and all amendments thereto. We have also examined the corporate proceedings relating to the authorization and issuance of the Shares and have made such further examination and inquiries as we deem necessary in the premises.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and paid for in accordance with the terms of the Offering, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.


                                       Very truly yours,


                                       /s/ Verrill & Dana, LLP